UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 14, 2008

MERGE TECHNOLOGIES INCORPORATED
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6737 W. Washington Street, Milwaukee, Wisconsin		53214-5650
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(414) 977-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On February 13, 2008, the Board of Directors of Merge Technologies Incorporated, a Wisconsin corporation doing business as Merge Healthcare (the "Registrant") approved a rightsizing initiative, effective immediately. Pursuant to the rightsizing, the Registrant will terminate a total of 45 positions in the United States and Canada and approximately 115 positions offshore, including consultants, in its North America Merge Healthcare and Cedara business units. The rightsizing initiative followed an extensive examination of the Registrant's expenses by its management. Based on the review, the Registrant's management recommended the rightsizing to better align the Registrant's costs with revenue-generating strategies.

In addition to the personnel reductions, the Registrant closed its offices in Burlington, Massachusetts.

The Registrant anticipates that it will incur restructuring costs of approximately $2.0 million in the first quarter of 2008. The restructuring costs will include severance pay in the approximate amount of $1.3 million and other costs including, primarily, rental payments on the Burlington lease in the amount of approximately $0.7 million. The Registrant anticipates that it will make the cash severance payments in the first and second quarters of 2008, and rental payments for the Boston lease through October 2008.

A copy of the Registrant's News Release summarizing the rightsizing initiative is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. 99.1 News Release of the Registrant dated February 14, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

February 14, 2008	By:	Steven R. Norton

Name: Steven R. Norton
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release of the registrant dated February 14, 2008